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                                                                    Exhibit (23)

KPMG Peat Marwick LLP

        Certified Public Accountants

        225 Market Street      Telephone 717 238 7131       Telefax 717 233 1101
        Suite 300
        P.O. Box 1190
        Harrisburg, PA  17108-1190



                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Dauphin Deposit Corporation

We consent to incorporation by reference in the registration statements (Nos. 33-59941, 33-17401, 33-61848, 33-50172 and 2-73258) on Form S-8 and registration statement (No. 33-53793) on Form S-3 of Dauphin Deposit Corporation of our report dated January 26, 1996, relating to the consolidated balance sheets of Dauphin Deposit Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Dauphin Deposit Corporation.

Our report refers to a change in the Company's method of accounting for impairment of loans and a change in the Company's method of accounting for mortgage servicing rights.

                                       /s/ KPMG Peat Marwick LLP


Harrisburg, Pennsylvania
March 8, 1996





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